Exhibit 99.1

SMTC Reports Second Quarter Results

  Reports second quarter results of $64.9 million in revenue; a net loss of $(6.0) million; $(1.3) million in adjusted EBITDA; EPS of $(0.37) and adjusted EPS of $(0.19).
  Reports a significant improvement in working capital due to collection of accounts receivable and inventory reduction leading to positive quarterly cash flow and an $8.9 million reduction in total debt, net of cash.
  Receives waivers relating to violations of credit arrangement covenants and amendments to certain credit agreement covenants going forward.
  Reports that the second quarter gross profit was negatively affected by $2.1 million in unrealized foreign exchange loss on derivatives, a $1.3 million negative gross margin from the Markham manufacturing facility (which is now closed) and $1.2 million in non-recurring costs. The non-recurring costs include a physical inventory count adjustment, scrap inventory and inventory reserves. In addition SG&A was higher by $1.2 million due to non-recurring expenses which included executive severance, lease exit costs and CEO recruiting fees. Excluding gross margin from the now closed Markham manufacturing facility and the non-recurring expenses, adjusted second quarter EBITDA was $2.3 million compared to $1.9 million in the prior quarter.

TORONTO, Aug. 7, 2013 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX) ("SMTC"), a global electronics manufacturing services provider, today announced second quarter 2013 unaudited results.

Revenue for the quarter was $64.9 million, a 1% decrease sequentially from the first quarter of 2013 and a 13.6% decrease from the second quarter of 2012. The decrease was mainly due to the decrease in revenue from one long standing customer in addition to the closure of the Markham production facility which resulted in the disengagement of certain customers. Gross margin was 1.9% compared to 10.6% in the prior quarter and 9.7% in the second quarter of 2012. However, when removing the effects of unrealized foreign exchange on derivatives, the negative gross margin from the now closed Markham manufacturing facility and the non-recurring expenses highlighted above, the gross margins were 9.1% in the second quarter compared to 8.4% in the prior quarter and 10.2% in the second quarter of 2012. Adjusted EBITDA was $(1.3) million in the second quarter compared to $2.3 million in the prior quarter and $4.8 million in the second quarter of 2012. However when removing the gross margin from the now closed Markham manufacturing facility, and the non-recurring expenses, adjusted EBITDA was $2.3 million in the second quarter compared to $1.9 million in the prior quarter and $4.7 million in the second quarter of 2012. Working capital decreased to $16.4 million from $22.3 million in the prior quarter and $21.4 million in the second quarter of 2012 and total debt including capital lease obligations net of cash decreased to $22.5 million, down from $31.4 million in the first quarter of 2013 and $29.1 million from the second quarter in 2012.

"The second quarter was very challenging, but we feel that we have addressed many issues. In addition, we are making numerous improvements to the operations that should lead to margin improvement in the future. Our order book remains strong and we believe profitability should improve in the third and fourth quarters," stated interim President and Chief Executive Officer, Larry Silber.

Executive Chairman Clarke Bailey stated, "We initiated an aggressive campaign to reduce working capital in order to pay down our revolving credit with PNC. The campaign has paid off and we will continue to focus on working capital. PNC has waived covenant violations in the second quarter and amended the covenants going forward to a more realistic level."

Adjusted EBITDA and adjusted EPS are non-GAAP measures. Adjusted EBITDA is computed as net income from continuing operations excluding depreciation, restructuring charges, loss on extinguishment of debt, unrealized foreign exchange gains/losses on derivative financial instruments, acquisition expenses, interest and income tax expense. Adjusted EPS is GAAP EPS excluding the effect of restructuring charges and unrealized foreign exchange gains/losses on derivative financial instruments. SMTC Corporation has provided in this release non-GAAP calculations of adjusted EBITDA and adjusted EPS as supplemental information regarding the operational performance of SMTC's core business. Management uses these non-GAAP financial measures internally in analyzing SMTC's financial results to assess operational performance and liquidity as well as to provide a consistent method of comparison to historical periods and to the performance of competitors and peer group companies. SMTC believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing SMTC's performance and when planning, forecasting and analyzing future periods. SMTC believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics we use in making operating decisions and because our investors and analysts use them to help assess the health of our business. Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles and may be different from non-GAAP measures used by other companies. Because of these limitations, investors should consider adjusted EBITDA and adjusted EPS along with other financial performance measures, including revenue, net income and SMTC's financial results presented in accordance with GAAP.

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as "believes," "expect," "may," "should," "would," "will," "intends," "plans," "estimates," "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the EMS industry, component shortages, and others discussed in SMTC's most recent filings with securities regulators in the United States. The forward-looking statements contained in this release are made as of the date hereof and SMTC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Mexico, and China, with more than 2,220 employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments. SMTC was recognized in 2012 by Frost & Sullivan with the Global EMS Award for Product Quality Leadership and 2013 with the North American Growth Leadership Award in the EMS industry, as one of the fastest growth companies in 2012.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/).

The SMTC Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9800

Consolidated Statements of Operations and Comprehensive Income
(Unaudited)
	Three months ended		Six months ended

(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012

Revenue	$ 64,896	$ 75,117	$ 130,343	$ 147,574
Cost of sales	63,645	67,836	122,148	132,768
Gross profit	1,251	7,281	8,195	14,806
Selling, general and administrative expenses	5,555	4,392	10,069	8,361
Gain on sale of property,plant and equipment	(101)	--	(101)	--
Contingent consideration	250	(650)	250	(650)
Restructuring charges	702	--	1,154	451
Operating earnings (loss)	(5,155)	3,539	(3,177)	6,644
Interest expense	445	542	829	1,005
Earnings (loss) before income taxes	(5,600)	2,997	(4,006)	5,639
Income tax expense (recovery)
Current	385	166	846	419
Deferred	17	33	(16)	(13)
	402	199	830	406
Net earnings (loss), also being comprehensive income (loss)	$ (6,002)	$ 2,798	$ (4,836)	$ 5,233

Basic earnings(loss) per share	$ (0.37)	$ 0.17	$ (0.30)	$ 0.32
Diluted earnings (loss) per share	$ (0.37)	$ 0.17	$ (0.30)	$ 0.32

Weighted average number of shares outstanding
Basic	16,346,025	16,300,574	16,345,109	16,266,077
Diluted	16,387,385	16,459,872	16,397,982	16,406,881

Consolidated Balance Sheets
(Unaudited)

(Expressed in thousands of U.S. dollars)	June 30, 2013	December 30, 2012
Assets

Current assets:
Cash	$ 2,989	$ 2,203
Accounts receivable - net	32,330	36,301
Inventories	49,118	54,806
Prepaid expenses	1,201	2,431
Income taxes receivable	300	357
Current portion of deferred income taxes	1,967	2,237
	87,905	98,335
Property, plant and equipment	18,767	19,410
Deferred financing costs	429	564
Deferred income taxes	3,684	3,398
	$ 110,785	$ 121,707

Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$ 37,582	$ 48,766
Accrued liabilities	9,152	9,220
Income taxes payable	528	566
Revolving credit facility	20,142	12,896
Current portion of term facility	2,316	4,631
Current portion of capital lease obligations	1,759	1,628
	71,479	77,707
Capital lease obligations	1,242	1,292

Shareholders' equity:
Capital stock	389	389
Additional paid-in capital	263,616	263,424
Deficit	(225,941)	(221,105)
	38,064	42,708
	$ 110,785	$ 121,707

Consolidated Statements of Cash Flows
(Unaudited)
	Three months ended		Six months ended
(Expressed in thousands of U.S. dollars)

Cash provided by (used in):	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Operations:
Net earnings (loss)	$ (6,002)	$ 2,798	$ (4,836)	$ 5,233
Items not involving cash:
Depreciation	1,008	772	1,917	1,524
Unrealized (gain) loss on derivative financial instrument	2,123	455	1,104	(7)
Gain on sale of property, plant and equipment	(101)	--	(101)	--
Deferred income taxes	17	33	(16)	(13)
Non-cash interest	44	101	135	205
Stock-based compensation	81	101	181	202
Contingent consideration	--	(650)	--	(650)
Change in non-cash operating working capital:
Accounts receivable	7,668	2,620	3,971	(1,942)
Inventories	9,676	(5,742)	5,688	(8,052)
Prepaid expenses	711	(540)	690	(1,374)
Income taxes payable	(140)	60	19	(259)
Accounts payable	(5,700)	5,692	(11,184)	1,677
Accrued liabilities	131	(806)	(68)	(1,231)
	9,516	4,894	(2,500)	(4,687)
Financing:
Increase (decrease) in revolving debt	(7,709)	(1,502)	7,246	10,634
Repayment of term facility	(1,158)	(926)	(2,315)	(2,161)
Principal payment of capital lease obligations	(503)	(402)	(1,144)	(904)
Proceeds from sales leaseback	--	--	988	170
Payment of contingent consideration	(273)		(564)
Proceeds from issuance of common stock	11	--	11	193
	(9,632)	(2,830)	4,222	7,932
Investing:
Purchase of property, plant and equipment	(685)	(1,812)	(1,342)	(3,511)
Proceeds from sale of property, plant and equipment	406	--	406	--
	(279)	(1,812)	(936)	(3,511)
Increase (decrease) in cash	(395)	252	786	(266)
Cash, beginning of period	3,384	2,117	2,203	2,635
Cash, end of the period	$ 2,989	$ 2,369	$ 2,989	$ 2,369

Supplementary Information:

Reconciliation of Adjusted EBITDA

	Three months ended		Six months ended
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012

Net earnings (loss)	$ (6,002)	$ 2,798	$ (4,836)	$ 5,233
Add:
Unrealized foreign exchange (gain)/loss on derivative financial instruments	2,123	455	1,104	(7)
Interest	445	542	829	1,005
Income tax expense	402	199	830	406
Depreciation	1,008	772	1,917	1,524
Restructuring charges	702	--	1,154	451
Adjusted EBITDA	(1,322)	4,766	998	8,612
CONTACT: For further information:
         Larry Silber
         Interim President and Chief Executive Officer, SMTC Corporation
         (905) 479 1810
         Email: larry.silber@smtc.com

         Investor Relations Information:

         Larry Silber
         Interim President and Chief Executive Officer
         Telephone: (905) 479 1810
         Email: larry.silber@smtc.com

         Public Relations Information:
         Tom Reilly
         Director of Marketing
         Telephone: (905) 413.1188
         Email: publicrelations@smtc.com